Exhibit 10.04

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is dated as of June 4, 2010 (the
"Agreement"), between Krele Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Lederman & Co., LLC (the "Consultant").

WHEREAS, the parties wish to enter into a consulting arrangement on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Services.

The Company shall retain the Consultant, and the Consultant accepts this engagement by the Company, upon the terms and subject to the conditions set forth in this Agreement for the period beginning on June 1, 2010 (the “Agreement Effective Date”) and ending as provided in Section 4 (the "Consulting Period").

SECTION 2. Duties.

(a) During the Consulting Period the Consultant shall provide clinical development, strategic, management and operational consulting services and such other consulting services as shall be reasonably requested by the Company.

(b) The Consultant shall perform its duties and responsibilities to the best of its abilities in a diligent and professional manner.

SECTION 3. Compensation and Indemnification.

(a) The Company will issue to the Consultant three hundred thousand (300,000) shares (the “Restricted Consultant Shares”) of the Company's common stock pursuant to the terms of the Company’s 2010 Stock Plan (the “Plan”).  Such Restricted Consultant Shares shall be subject to the vesting and repurchase restrictions and other terms set forth in the Plan and the Restricted Stock Agreement substantially in the form attached hereto as Exhibit A.

(b) Contingent upon the closing prior to December 31, 2010 of the issuance of at least $1,500,000 of the Company's Preferred Stock (the "Financing") and the Consultant’s continued provision of services until such Financing occurs, in addition to the equity issued in accordance with Section 3(a), during the Consulting Period, the Consultant’s compensation shall be $250,000 per annum, or such greater amount as the Board may designate from time to time (the "Consulting Fees").  Consulting Fees shall be payable in monthly installments, subject to the following sentence.  Provided that the Consultant continues to provide service until the closing of the Financing, all Consulting Fees payable for the period from the Agreement Effective Date to the date that the Financing is consummated shall be paid in a lump sum within thirty days after the consummation of the Financing and in no event later than March 15, 2011.  In the event, and upon the consummation of, an initial public offering of the Company's common stock (the "IPO") occurring prior to December 31, 2010 and the Consultant’s continued provision of services until the closing of such IPO, the Consultant’s compensation shall be increased to $300,000, and the Consultant shall thereupon be compensated for the difference between $821.92 and the per diem amount of the Consulting Fees in effect immediately prior to the consummation of the IPO, multiplied by the number of days elapsing from the Agreement Effective Date through the date of the IPO. Such adjustment shall be paid in a single lump sum at the same time that the Consultant’s next regular monthly Consulting Fee installment would be paid, but in no event later than March 15, 2011.  In no event shall the Consultant be able to designate the taxable year of such payments.

(c) The Company shall, in accordance with policies then in effect with respect to payments of business expenses, pay or reimburse the Consultant for all reasonable out-of-pocket business expenses actually incurred by the Consultant during the Consulting Period in performing services hereunder; provided, however that to the extent required to comply with the provisions of Section 409A (“Code Section 409A”) of the Internal Revenue Code of 1986, as amended (the "Code"), (1) no reimbursement of expenses incurred by the Consultant during any taxable year shall be made after the last day of the following taxable year of the Consultant, (2) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a taxable year of the Consultant shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, to the Consultant in any other taxable year, and (3) the right to reimbursement of such expenses shall not be subject to liquidation or exchange for another benefit. All expenses shall be accounted for in such reasonable detail as the Company may require.

(d) Consultant shall be entitled to indemnification in connection with its services under this Agreement to the maximum extent provided by the Delaware General Corporation Law.

SECTION 4. Term and Termination.

(a) General.  The Consulting Period shall commence on the Agreement Effective Date and shall end on the second anniversary of the Agreement Effective Date (the "Initial Term"), and shall be renewed annually thereafter for one (1) year terms, unless and until either party provides ninety (90) days' advance written notice prior to the end of the then-current Consulting Period that such party declines to so extend the Consulting Period; provided, however, that the Consulting Period shall terminate prior to such date upon the occurrence of any of the events set forth in clause (b) below.  The date on which this Agreement terminates or expires in accordance with its terms is referred to herein as the “Termination Date.”

(b) Termination by the Company for Cause. Termination by the Consultant for any Reason.  The Consulting Period may be terminated by the Company at any time for Cause (as defined below), or by the Consultant for any reason.

(c) Definitions.

Cause. For purposes of this Agreement, "Cause" means:

(A)           negligence, recklessness or willful misconduct by the Consultant in the performance of its duties;

(B)           a conviction of or a plea of guilty or nolo contendere by the Consultant to a crime involving fraud, embezzlement, theft, other financial dishonesty or moral turpitude;

(C)           the material breach by the Consultant of this Agreement or of any other agreement or contract with the Company, or any of its affiliates; or

(D)           the Board's reasonable determination that the Consultant has engaged in a violation of state or federal law relating to the workplace environment (including, without limitation, laws relating to sexual harassment or age, sex or other prohibited discrimination).

The Company shall not be entitled to terminate for Cause unless the Company provides to the Consultant written notice stating in reasonable detail the basis for termination and an opportunity of at least thirty (30) days in duration (such duration to be determined in good faith by the Company), to cure, unless (i) the Company reasonably determines that providing such opportunity to cure to the Consultant is reasonably likely to have a material adverse effect on its business, financial condition, results of operations, prospects or assets, or (ii) the facts and circumstances underlying such termination are not able to be cured, in which case the Company may terminate without providing an opportunity to cure.

SECTION 5. Payments Upon Termination.

(a) Termination for Cause.  Termination by the Consultant; Natural Expiration of the Consulting Period.  If the Consulting Period is terminated (i) by the Company for Cause, (ii) by the Consultant for any reason, or (iii) upon the natural expiration of the Consulting Period pursuant to Section 4(a) above, then the Consultant shall be entitled to receive its Consulting Fees only to the extent that such amount has accrued through the Termination Date (the "Accrued Obligations"). For the avoidance of doubt, the Accrued Obligations shall be paid promptly upon the termination of the Consulting Period, in accordance with applicable law.

(b) No Other Benefits.  Except as otherwise required by law or as specifically provided herein, all of the Consultant’s rights to fees hereunder (if any) accruing after the Termination Date shall cease upon the Termination Date. The Consultant shall not be entitled to any other payments or benefits.

(c) Compliance With Code Section 409A. Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and shall operate so that the payments and benefits set forth herein shall either be exempt from the requirements of Code Section 409A or shall comply with the requirements of such provision; provided, however, that in no event shall the Company be liable to the Consultant for or with respect to any taxes, penalties or interest which may be imposed upon the Consultant pursuant to Code Section 409A. For purposes of this Agreement, the terms "termination of service" and variations thereof shall mean a "separation from service" as defined in Treasury Regulation Section 1.409A-1(h) ("Separation From Service"). To the extent that any payment under this Agreement constitutes a "deferral of compensation" subject to Code Section 409A (a "409A Payment") that is to be paid upon a Separation From Service, then, (A) in the event that a termination of Consultant’s services does not constitute a Separation From Service, such 409A Payment shall begin at such time as the Consultant has otherwise experienced such a Separation from Service, and the date of such Separation from Service shall be deemed to be the termination date of this Agreement, and (B) if on the date of the Consultant’s Separation from Service, the Consultant is deemed to be a "specified employee" of a public company, as such term is defined in Treasury Regulation Section 1.409A-l(i), as determined from time to time by the Company, then such 409A Payment shall not be made to the Consultant until six (6) months and one day after the Consultant’s Separation from Service, and shall be paid without adjustment for the delay in payment. The Consultant hereby acknowledges that it has been advised to seek and has sought the advice of a tax advisor with respect to the tax consequences to the Consultant of all payments pursuant to this Agreement, including any adverse tax consequences or penalty taxes under Code Section 409A and applicable state tax law. The Consultant hereby agrees to bear the entire risk of any such adverse federal and state tax consequences and penalty taxes in the event any payment pursuant to this Agreement is deemed to be subject to Code Section 409A, and that no representations have been made to the Consultant relating to the tax treatment of any payment pursuant to this Agreement under Code Section 409A and the corresponding provisions of any applicable state income tax laws.

SECTION 6. Nondisclosure and Nonuse of Confidential Information.

(a) The Consultant shall not disclose or use at any time without the written consent of the Company, either during the Consulting Period or thereafter, any Confidential Information (as defined below) of which the Consultant is or becomes aware, whether or not such information is developed by it, except to the extent that such disclosure or use is directly related to and required by the Consultant’s performance in good faith of duties hereunder or is required to be disclosed by law, court order, or similar compulsion; provided, however, that such disclosure shall be limited to the extent so required or compelled; and provided, further, that the Consultant shall give the Company notice of such disclosure and cooperate with the Company in seeking suitable protection. The Consultant acknowledges that the Company's Confidential Information has been generated at great effort and expense by the Company and its predecessors and affiliates and has been maintained in a confidential manner by the Company, its predecessors and affiliates. The Consultant does not claim any rights to or lien on any Confidential Information. The Consultant will immediately notify the Company of any unauthorized possession, use, disclosure, copying, removal or destruction, or attempt thereof, of any Confidential Information by anyone of which the Consultant becomes aware and of all details thereof. The Consultant shall take all reasonably appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Consultant shall deliver to the Company on the Termination Date, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof regardless of the form thereof (including electronic and optical copies)) relating to the Confidential Information or the Work Product (as defined below) of the Company or any of its affiliates which the Consultant may then possess or have under its control.

(b) As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company or any affiliate in connection with its business, including, but not limited to, information, observations and data obtained by the Consultant while consulting for the Company or any predecessors thereof (including those obtained prior to the date of this Agreement) concerning (i) the business or affairs of the Company (or such predecessors), (ii) technologies, products or services, (iii) data, test results, designs, methods, formulae, production methods, know-how, show-how, techniques, systems, processes, specifications, drawings, reports, software programs, works of authorship, research and development, (iv) inventions, new developments and trade secrets, whether patentable or unpatentable and whether or not reduced to practice, (v) existing and prospective licensees, partners, customers, clients and suppliers, (vi) agreements with licensees, partners, customers, clients, suppliers and other entities or individuals, (vii) projects, plans and proposals, (vii) fees, costs and pricing structures, (viii) accounting and business methods, (ix) business strategies, acquisition plans and candidates, financial or other performance data and personnel lists and data, and (x) all similar and related information in whatever form, unless the information is or becomes publicly known through lawful means.

SECTION 7. Inventions and Patents.

The Consultant agrees that all inventions, ideas, innovations, improvements, modifications, data, test results, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company's or any of its affiliates' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Consultant (whether or not during usual business hours or on the premises of the Company or any affiliate and whether or not alone or in conjunction with any other person) while Consultant is serving the Company under this Agreement (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, tradename and service mark applications or registrations, copyrights, reissues thereof and any other legal protection thereon that may be granted for or upon any of the foregoing (collectively referred to herein as the "Work Product"), belong in all instances to the Company or such affiliate. The Consultant shall promptly disclose such Work Product to the Chief Executive Officer and perform all actions reasonably requested by the Chief Executive Officer (whether during or after the Consulting Period) to establish and confirm the Company's ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company or any of its affiliates in connection with (a) the prosecution of any applications for patents, trademarks, trade names, service marks, reissues thereof or other legal protection thereon, (b) the maintenance, enforcement and renewal of any rights that may be obtained, granted or vest therein, and (c) the prosecution and defense of any actions, proceedings, oppositions or interferences relating thereto. If the Company is unable, after reasonable effort, to secure the signature of the Consultant on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Consultant, and the Consultant hereby irrevocably designates and appoints each executive officer of the Company as its agent and attorney-in-fact to execute any such papers on its behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Work Product, under the conditions described in this sentence.

SECTION 8. Non-Compete; Non-Solicitation; Non-Disparagement.

(a) The Consultant acknowledges that, in the course of consulting for the Company and/or its affiliates, it has and will become familiar with the Company's and its predecessors and affiliates' trade secrets and with other confidential information concerning the Company and its predecessors and affiliates and that its services have been and will be of special, unique and extraordinary value to the Company and its affiliates. Therefore, in order to protect the Company's interest in its Confidential Information, the Consultant agrees that during the Consulting Period and for one (1) year thereafter (collectively, the "Non-Compete Period," subject to automatic extension during the period of any violation of this Section 8), the Consultant shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in or represent any business competing with the businesses, products or services of the Company or its affiliates as such businesses, products and/or services exist or are in the process of being formed or acquired as of the Termination Date (the “Business”), within any Restricted Territory. As used in this Agreement, the term "Restricted Territory" means (i) the United States and (ii) any other country or territory in which the Company has engaged in, or is engaging in, the Business as of the Termination Date.

Nothing herein shall prohibit the Consultant from being a passive owner of not more than one percent (1%) of the outstanding stock of any class of a corporation which is publicly traded that is engaged in the Business, so long as the Consultant has no active participation in the business of such corporation.

(b) During the Non-Compete Period, the Consultant shall not directly or indirectly through another person or entity:

(i) induce or attempt to induce any employee of the Company or any affiliate to leave the employ of the Company or such affiliate, or in any way interfere with the relationship between the Company or any such affiliate, on the one hand, and any employee thereof, on the other hand;

(ii) solicit for hire or hire any person who was an employee of the Company or any affiliate until six (6) months after such individual's employment relationship with the Company or any affiliate has been terminated, provided that the Consultant may hire any such person (so long as such person is not a supervisor, manager or executive officer of the Company or any affiliate) who responds to a general advertisement offering employment;

(iii) solicit, induce or attempt to solicit or induce any customer (it being understood that the term "customer" as used throughout this Agreement includes any person (x) that is purchasing goods or receiving services from the Company and/or any affiliates or (y) that is directly or indirectly providing or referring customers to, or otherwise providing or referring business for, the Company or any affiliates), supplier, licensee, subcontractor or other business relation of the Company or any affiliate to cease or reduce doing business with the Company or such affiliate, or in any way interfere or attempt to interfere with the relationship between any such customer, supplier, licensee, subcontractor or business relation, on the one hand, and the Company or any such affiliate, on the other hand; or

(iv) induce or attempt to induce any customer, supplier, licensee, subcontractor or other business relation of the Company or affiliate to purchase services or goods similar to those sold as part of the Business.

(c) The Consultant understands that the foregoing restrictions may limit its ability to consult with companies with a business that is similar to the Business, but it nevertheless believes that it has received and will receive sufficient consideration and other benefits as a consultant to the Company and as otherwise provided hereunder to clearly justify such restrictions. The Consultant further understands that (i) the parties would not enter into this Agreement but for the covenants contained in this Section 8, and (ii) the provisions of Sections 6 through 8 are reasonable and necessary to preserve the legitimate business interests of the Company and its affiliates.

(d) The Consultant agrees that the restrictions are reasonable and necessary, are valid and enforceable under New York law, and do not impose a greater restraint than necessary to protect the Company's legitimate business interests. If, at the time of enforcement of Sections 6 through 8, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the Consultant and the Company agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area so as to protect the Company to the greatest extent possible under applicable law.

(e) In order to protect the goodwill of the Company and its affiliates, to the fullest extent permitted by law, the Consultant, both during and after the Consulting Period, agrees not to publicly criticize, denigrate, or otherwise disparage any of the Company, its affiliates, and each such entity's employees, officers, directors, licensees, partners, consultants, other service providers, products, processes, policies, practices, standards of business conduct, or areas or techniques of research, development, manufacturing, or marketing. Nothing in this Section 8(e) shall prevent the Consultant or the Company from cooperating in any governmental proceeding or from providing truthful testimony pursuant to a legally-issued subpoena. The Consultant promises to provide the Company with written notice of any request to so cooperate or provide testimony within one day of being requested to do so, along with a copy of any such request.

SECTION 9. Enforcement.

Because the Consultant’s services are unique and because the Consultant has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement by the Consultant, the Company and any of its affiliates or their successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, seek specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security) and may apply to any court of competent jurisdiction to require the Consultant to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of the covenants contained herein in this Agreement. The Consultant agrees not to claim that the Company or any of its affiliates has adequate remedies at law for a breach of any of Sections 6 through 8, as a defense against any attempt by the Company or any of its affiliates to obtain the equitable relief described in this Section 9.

SECTION 10. Independent Contractor

Consultant shall provide the consulting services hereunder strictly as an independent contractor and nothing contained herein shall be deemed or construed as evidencing hereunder a partnership, joint venture, agency, employer/employee, or other relationship between the Company and the Consultant.  The Consultant shall be responsible for providing, at the Consultant’s own expense, health, disability, unemployment, workers compensation, and other insurance, professional training and licenses for the Consultant’s personnel.  The Company shall not be responsible for paying, and the Consultant agrees to indemnify the Company for, any income taxes or employment-related taxes, including, without limitation, social security and estimated taxes, due by the Consultant that have been incurred as a result of the compensation paid to the Consultant under this Agreement.  Neither the Consultant nor any of the Consultant’s personnel shall be entitled or eligible, by reason of the contractual relationship created by this Agreement, to participate in any benefits or privileges extended by the Company to its employees, and the Consultant waives any right to or claim for any such benefits or privileges.  The Consultant shall be solely responsible for the control and supervision of any of the personnel that the Consultant uses to perform its duties under this Agreement.  The Consultant agrees to indemnify the Company for any claims,  costs, losses, fees, penalties, interest or damages suffered by the Company resulting from the Consultant’s failure to comply with this Section 10.

SECTION 11. Representations, Warranties and Additional Covenants of the Consultant.

The Consultant hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Consultant does not and shall not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Consultant is a party or any judgment, order or decree to which the Consultant is subject, (b) the Consultant is not a party to or bound by any employment agreement, (c) the Consultant is not a party to or bound by any consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other person or entity that would affect the Company or the obligations of the Consultant hereunder and (d) upon the execution and delivery of this Agreement by the Company and the Consultant, this Agreement will be a valid and binding obligation of the Consultant, enforceable in accordance with its terms. The Consultant further represents and warrants that it has not disclosed, revealed or transferred to any third party any of the Confidential Information that it may have obtained prior to the date of this Agreement and that he has safeguarded and maintained the secrecy of the Confidentiality Information to which it has had access or of which it has knowledge. In addition, the Consultant represents and warrants that it has no ownership in nor any right to nor title in any of the Confidential Information and the Work Product.

SECTION 12.   Notices.

All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given when delivered personally to the recipient, telecopied to the intended recipient at the telecopy number set forth therefor below, or one (1) business day after deposit with a nationally recognized overnight delivery service, in each case as follows:

If to the Company, to:

Krele Pharmaceuticals, Inc.
9 W. 57th St. – 26th FLR
New York, NY 10019
Telephone: (212) 644-2610
Fax: (212) 923-5700
Attention: Chief Executive Officer

If to the Consultant, to the address set forth on the signature page hereto;

or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall deemed to have been delivered and received (a) when delivered, if personally delivered, sent by telecopier or sent by overnight courier, and (b) on the fifth business day following the date posted, if sent by mail. Instructions, notices or requests may be sent by email to the Consultant.

SECTION 13.  General Provisions.

(a) Severability.  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing and except to the extent otherwise provided in Section 8(d) (with respect to a breach of the provisions of Section 8), if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(b) Survival.  The provisions of Sections 4 through 10 shall survive any termination of this Agreement.

(c) Complete Agreement.  This Agreement and those documents expressly referred to herein (including, but not limited to, the exhibit attached hereto) constitute the entire agreement among the parties and supersede any prior correspondence or documents evidencing negotiations between the parties, whether written or oral, and any and all understandings, agreements or representations by or among the parties, whether written or oral, that may have related in any way to the subject matter of this Agreement.

(d) Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Consultant and the Company and their respective successors, assigns, heirs, representatives and estate; provided, however, that the rights and obligations of the Consultant under this Agreement shall not be assigned without the prior written consent of the Company in its sole discretion. The Company may (i) assign any or all of its respective rights and interests hereunder to one or more of its affiliates, (ii) designate one or more of its affiliates to perform its respective obligations hereunder (in any or all of which cases the Company nonetheless shall remain responsible for the performance of all of their obligations hereunder), (iii) collaterally assign any or all of its respective rights and interests hereunder to one or more lenders of the Company or its affiliates, (iv) assign its respective rights hereunder in connection with the sale of all or substantially all of its business or assets (whether by merger, sale of stock or assets, recapitalization or otherwise) and (v) merge any of affiliates with or into the Company (or vice versa). The rights of the Company hereunder are enforceable by its affiliates, who are the intended third party beneficiaries hereof.

(e) Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION), THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED.

(f) Jurisdiction and Venue.

(i) The Company and the Consultant hereby irrevocably and unconditionally submit, for themselves and their property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the State of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and the Company and the Consultant hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Company and the Consultant irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The Company and the Consultant agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Consultant agrees not to commence a claim or proceeding hereunder in a court other than a New York State court or federal court located in the State of New York, except if the Consultant has first brought such claim or proceeding in such New York State court or federal court located in the State of New York, and such court or courts have denied jurisdiction over such claim or proceeding.

(ii) The Company and the Consultant irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection that they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court or federal court of the United States of America sitting in the State of New York and any appellate court from any thereof.

(iii) Notwithstanding clauses (i)-(ii), the parties intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 6 through 8 upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold such covenants wholly or partially invalid or unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

(iv) The parties further agree that the mailing by certified or registered mail, return receipt requested to both (x) the other party and (y) counsel for the other party (or such substitute counsel as such party may have given written notice of prior to the date of such mailing), of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law. Notwithstanding the foregoing, if and to the extent that a court holds such means to be unenforceable, each of the parties' respective counsel (as referred to above) shall be deemed to have been designated agent for service of process on behalf of its respective client, and any service upon such respective counsel effected in a manner which is permitted by New York law shall constitute valid and lawful service of process against the applicable party.

(g) Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Consultant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(h) Headings.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i) Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(j) WAIVER OF JURY TRIAL. NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

*  *  *  *

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first written above.

KRELE PHARMACEUTICALS, INC.

By /s/ PATRICK P. GRACE
      Name: Patrick P. Grace
      Director

By /s/ DONALD W. LANDRY
      Name: Donald W. Landry, MD, PhD
      Director

Consultant:
LEDERMAN & CO., LLC

/s/ SETH LEDERMAN
Seth Lederman, MD
Managing Member

Address:
9 West 57th Street, 26th Floor
New York, NY 10019
Fax No.:  (212) 923-5700

Exhibit A

Form of Restricted Stock Agreement